EXHIBIT 10.5


                    FORM OF INCENTIVE STOCK OPTION AGREEMENT


                        INCENTIVE STOCK OPTION AGREEMENT

         THIS AGREEMENT is entered into and effective as of this ______ day of __________, 2000 (the "Date of Grant"), by and between Northern Technologies International Corporation (the "Company") and _______________ (the "Optionee").

         A. The Company has adopted the Northern Technologies International Corporation 2000 Stock Incentive Plan (the "Plan") authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the "Committee"), to, among other things, grant Incentive Stock Options (as defined in the Plan) to employees.

         B. The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company pursuant to the Plan.

         Accordingly, the parties agree as follows:

XIX.     GRANT OF OPTION.

         The Company hereby grants to the Optionee the right, privilege, and option (the "Option") to purchase __________________ shares (the "Option Shares") of the Company's common stock, $.02 par value (the "Common Stock"), according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan. The option is intended to be an "incentive stock option," as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

XX.      OPTION EXERCISE PRICE.

         The per share price to be paid by Optionee in the event of an exercise of the Option will be $________.

XXI.     DURATION OF OPTION AND TIME OF EXERCISE

         A. Initial Period of Exercisability. The Option will become exercisable with respect to the Option Shares in ___________ installments. The following table sets forth the initial dates of exercisability of each installment and the number of Option Shares as to which this Option will become exercisable on such dates:

                  Initial Date of                  Number of Option Shares
                  Exercisability                   Available for Exercise
                  --------------                   ----------------------





The foregoing rights to exercise this Option will be cumulative with respect to the Option Shares becoming exercisable on each such date but in no event will this Option be exercisable after, and this Option will become void and expire as to all unexercised Option Shares at, 5:00 p.m. (Minneapolis, Minnesota time) on ________________, ____ (the "Time of Termination").


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B.       Termination of Employment or Other Service.

         1. In the event that the Optionee's employment or other service with the Company and all Subsidiaries is terminated by reason of the Optionee's death, Disability or Retirement (as such terms are defined in the Plan), this Option will remain exercisable to the extent exercisable as of such termination following such termination until the Time of Termination.

         2. In the event the Optionee's employment or other service with the Company and all Subsidiaries is terminated for any reason other than death, Disability or Retirement, all rights of the Optionee under the Plan and this Agreement will immediately terminate without notice of any kind, and this Option will no longer be exercisable; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for "cause" (as defined in the Plan), this Option will remain exercisable to the extent exercisable as of such termination for a period of one month after such termination (but in no event will this Option be exercisable after the Time of Termination).

C.       Change in Control.

         1. If any events constituting a Change in Control (as defined in Section 13.1 of the Plan) of the Company occur, then this Option will become immediately exercisable in full and will remain exercisable until the Time of Termination, regardless of whether the Optionee remains in the employ or service of the Company or any Subsidiary. In addition, if a Change in Control of the Company occurs, the Committee, in its sole discretion and without the consent of the Optionee, may determine that the Optionee will receive, with respect to some or all of the Option Shares, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value (as defined in the Plan) of such Option Shares immediately prior to the effective date of such Change in Control of the Company over the option exercise price per share of this Option.

         2. Notwithstanding anything in this Section 3.3 to the contrary, if, with respect to the Optionee, acceleration of the vesting of this Option or the payment of cash in exchange for all or part of this Option as provided above (which acceleration or payment could be deemed a "payment" within the meaning of
                  Section 280G(b)(2) of the Code), together with any other payments which the Optionee has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), the payments to the Optionee as set forth herein will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if the Optionee is subject to a separate agreement with the Company or a Subsidiary that specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, then the limitations of this Section 3.3(b) will, to that extent, not apply.


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XXII.    MANNER OF OPTION EXERCISE.

         A. Notice. This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and in this Agreement, by delivery, in person, by facsimile or electronic transmission or through the mail, to the Company at its principal executive office in Lino Lakes, Minnesota (Attention: Chief Financial Officer), of a written notice of exercise. Such notice will be in a form satisfactory to the Committee, will identify the Option, will specify the number of Option Shares with respect to which the Option is being exercised, and will be signed by the person or persons so exercising the Option. Such notice will be accompanied by payment in full of the total purchase price of the Option Shares purchased. In the event that the Option is being exercised, as provided by the Plan and Section 3.2 above, by any person or persons other than the Optionee, the notice will be accompanied by appropriate proof of right of such person or persons to exercise the Option. As soon as practicable after the effective exercise of the Option, the Optionee will be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company will deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

         B. Payment. At the time of exercise of this Option, the Optionee will pay the total purchase price of the Option Shares to be purchased solely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Committee, in its sole discretion, may allow such payment to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares or by a combination of such methods. For purposes of this Agreement, the terms "Broker Exercise Notice" and "Previously Acquired Shares" will have the meanings set forth in the Plan. In the event the Optionee is permitted to pay the total purchase price of this Option in whole or in part with Previously Acquired Shares, the value of such shares will be equal to their Fair Market Value on the date of exercise of this Option.

XXIII.   ADVERSE ACTION

         A. Termination. Notwithstanding anything in this Agreement to the contrary, in the event that the Optionee materially breaches the terms of any confidentiality or noncompete agreement entered into with the Company or takes any other Adverse Action (as defined in the Plan), whether such Adverse Action occurs before or after termination of the Optionee's employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Optionee under this Agreement without notice of any kind.

         B. Recission. In addition to the Company's right of termination as provided in Section 5.1, to the extent that the Optionee takes such Adverse Action during the period beginning 6 months prior to, and ending 6 months following, the date of such employment or service termination, the Committee in its sole discretion will have the authority to rescind (i) this Option if it was granted during such period and (ii) any exercise of this Option by the Optionee during such period, and to require the Optionee to pay to the Company, within 10 days of receipt from the Company of notice of such rescission, the amount of any gain realized from this rescinded grant or exercise. Such payment will be made in cash (including check, bank draft or money order) or, with the Committee's consent, shares of Common Stock with a Fair Market Value on the date of payment equal to the amount of such payment. The Company will be entitled to withhold and deduct from future wages of the Optionee (or from other amounts that may be due and owing to the Optionee from the Company or Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligation.


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         C.       Certification. Upon exercise, payment or delivery pursuant to this Option, the Optionee or grantee shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan and this Agreement.

XXIV.    NONTRANSFERABILITY.

         Neither this Option nor the Option Shares acquired upon exercise may be transferred by the Optionee, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law or otherwise, except as provided in the Plan. Any attempt to transfer or encumber this Option or the Option Shares other than in accordance with this Agreement and the Plan will be null and void and will void this Option.

XXV.     LIMITATION OF LIABILITY.

         Nothing in this Agreement will be construed to (a) limit in any way the right of the Company to terminate the employment or service of the Optionee at any time, or (b) be evidence of any agreement or understanding, express or implied, that the Company will retain the Optionee in any particular position, at any particular rate of compensation or for any particular period of time.

XXVI.    WITHHOLDING TAXES.

         The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts which may be due and owing to the Optionee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the grant or exercise of this Option or otherwise incurred with respect to this Option, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee's notice of exercise of this Option. In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state of local law.

XXVII.   ADJUSTMENTS.

         In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, will make appropriate adjustment (which determination will be conclusive) as to the number, kind and exercise price of securities subject to this Option.


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XXVIII.  SUBJECT TO PLAN.

         The Option and the Option Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Optionee, by execution of this Agreement, acknowledges having received a copy of the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.

XXIX.    MISCELLANEOUS.

         A. Binding Effect. This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

         B. Governing Law. This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of Minnesota.

         C. Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option and the administration of the Plan.

         D. Amendment and Waiver. Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.


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         The parties to this Agreement have executed this Agreement effective the day and year first above written.


                                       NORTHERN TECHNOLOGIES
                                       INTERNATIONAL CORPORATION



                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------


                                       OPTIONEE



                                       -----------------------------------------
                                                     (Signature)

                                       -----------------------------------------
                                                  (Name and Address)


                                       -----------------------------------------


                                       -----------------------------------------


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